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                                   EXHIBIT 21
                     SUBSIDIARIES OF DELTA AIR LINES, INC.
                              AS OF MARCH 1, 2004


                                                       JURISDICTION OF
                                                      INCORPORATION OR
     NAME OF SUBSIDIARY                                 ORGANIZATION
     ------------------                               ----------------

Aero Assurance Ltd.                                       Vermont

ASA Holdings, Inc.                                        Georgia

Atlantic Southeast Airlines, Inc.                         Georgia

Comair Acquisition, Inc.                                  Delaware

Comair Capital Markets, Inc.                              Delaware

Comair Holdings, LLC                                      Delaware

Comair Hub Operations Center, Inc.                        Delaware

Comair, Inc.                                              Ohio

Comair Services, Inc.                                     Kentucky

Crown Rooms, Inc.                                         Nevada

Crown Rooms of Texas, Inc.                                Texas

DAL Aircraft Trading, Inc.                                Delaware

DAL Funding, LLC                                          Delaware

DAL Global Services, LLC                                  Delaware

DAL Moscow, Inc.                                          Delaware

DAL Receivables, LLC                                      Delaware

DASH Management, Inc.                                     Delaware

Delta AirElite Business Jets, Inc.                        Kentucky

Delta Air Lines, Inc. and Pan American World
Airways, Inc. - Unterstutzungskasse GMBH                  Germany


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
                                                       JURISDICTION OF
                                                      INCORPORATION OR
     NAME OF SUBSIDIARY                                 ORGANIZATION
     ------------------                               ----------------

Delta Air Lines Receivables Corporation                 Delaware

Delta Air Technology, Ltd.                              United Kingdom

Delta Connection Academy, Inc.                          Florida

Delta Benefits Management, Inc.                         Delaware

Delta Corporate Identity, Inc.                          Delaware

Delta Connection, Inc.                                  Delaware

Delta Grantor Trust                                     New York

Delta Loyalty Management Services, Inc.                 Delaware

Delta Technology, LLC                                   Georgia

Delta Ventures III, LLC                                 Delaware

Epsilon Trading, Inc.                                   Delaware

Guardant, Inc.                                          Delaware

Kappa Capital Management, Inc.                          Delaware

New Sky, Ltd.                                           Bermuda

Song Airways, LLC                                       Delaware

Omicron Reservations Management, Inc.                   Delaware

Theta Services, LLC                                     Georgia

TransQuest Holdings, Inc.                               Delaware


None of Delta's subsidiaries do business under any names other than their corporate names, with the following exceptions:

DAL Global Services, LLC conducts business as DAL Global Services, Inc. in the following states: Alabama, Alaska, Arizona, Arkansas, California, Washington, D.C., Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Michigan, Montana, Nebraska, Nevada, New Mexico, New York, North Carolina, Ohio, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah and Virginia.


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
DAL Global Services, LLC conducts business as Delta Air Lines Global Services, Inc. in the state of Indiana.

Delta Technology, LLC conducts business as Delta Technology, Inc. in the following states: Alabama, Connecticut, Hawaii, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New York, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Washington D.C., West Virginia and Wisconsin. Delta Technology, LLC conducts business as Delta Air Lines Technology, Inc. in the following states: Alaska, Arizona, Arkansas, California, Colorado, Florida, Indiana, New Jersey, New Mexico, Oklahoma, Virginia and Washington.

Comair Holdings, LLC conducts business as Comair Holdings, Inc. in the state of Kentucky.


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